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                                                             Exhibit 10(d)(viii)

                               HARRIS CORPORATION
                            2000 STOCK INCENTIVE PLAN
                   EXECUTIVE RESTRICTED STOCK AWARD AGREEMENT
                              TERMS AND CONDITIONS



         1. Restricted Stock Award - Terms and Conditions. Under and subject to the provisions of the Harris Corporation 2000 Stock Incentive Plan (as amended from time to time, the "Plan"), Harris Corporation (the "Corporation") has granted to the Executive a Restricted Stock Award (the "Award") of such number of shares of Common Stock, $1.00 par value, of the Corporation as set forth and designated in writing by the Corporation to the Executive (the "Restricted Stock"). Such Award is subject to the following Terms and Conditions (which together with the Corporation's letter specifying the number of shares subject of the Award and the Restriction Period (the "Award Letter") is referred to as the "Agreement"):

            (a) Restriction Period. For purposes of this Agreement, the Restriction Period is the period beginning on the grant date and ending as set forth in the Award Letter (the "Restriction Period"). The Board Committee may, in its sole and absolute discretion, accelerate the expiration of the Restriction Period at any time.

            (b) Restrictions and Forfeiture. The Restricted Stock is granted to the Executive subject to the prohibitions on transfer set forth in Section 2 below (the "Restrictions"), which shall lapse, if at all, upon the expiration of the Restriction Period as described in Sections 3 and 4 below.

            (c) Rights During Restriction Period. During the Restriction Period, the Executive may exercise full voting rights with respect to all shares of Restricted Stock subject of the Award and shall be entitled to receive dividends and other distributions paid with respect to such shares. If any such dividends or distribution are paid in securities of the Corporation (including additional shares of common stock), such securities shall be subject to the same restrictions on transferability, risks of forfeiture, and other restrictions and conditions as the Restricted Stock in respect of which such dividend or distribution was made. If the number of outstanding shares of common stock of the Corporation is changed as a result of a stock dividend, stock split or the like, without additional consideration to the Corporation, the number of shares of Restricted Stock subject to this Award shall be adjusted to correspond to the change in the outstanding shares of the Corporation's common stock. Upon the expiration of the Restriction Period, the Executive may exercise voting rights and shall be entitled to receive dividends and other distributions with respect to the number of shares to which the Executive is entitled pursuant hereto.

            (d) Release of Award. Provided the Award has not previously been forfeited, upon the expiration of the Restriction Period and satisfaction of the applicable withholding tax obligations, the Corporation shall at its option, cause such shares as to which the Executive is entitled pursuant hereto (i) to be issued by delivery of a stock certificate in the name of the Executive or his or her designee, and the certificate shall be released to the custody of the


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Executive, or (ii) to be credited to an account for the benefit of the Executive or his or her designee maintained by the Corporation's stock transfer agent or its designee.

         2. Prohibition Against Transfer. Until the expiration of the Restriction Period, the Award and the shares of Restricted Stock subject of the Award and the rights granted under these Terms and Conditions and the Agreement are nontransferable except to family members or trust by will or by the laws of descent and distribution, provided that the Award and the Restricted Stock may not be so transferred to family members or trust except as permitted by applicable law or regulations. Without limiting the generality of the foregoing, except as aforesaid, until the expiration of the Restriction Period, the Award and shares of Restricted Stock may not be sold, exchanged, assigned, transferred, pledged, hypothecated or otherwise disposed of and shall not be assignable by operation of law, and shall not be subject to execution, attachment or similar process. Any attempt to effect any of the foregoing shall be null and void and without effect.

         3. Forfeiture; Termination of Employment. Other than in the event of a "change of control" covered in paragraph 4 herein or as otherwise provided in the Award Letter, if the Executive ceases to be an employee of the Corporation or of one of its Subsidiaries or Affiliates prior to the expiration of the Restriction Period: (i) for any reason other than (a) death, (b) disability, or
(c) retirement after age 55 with ten or more years full-time service, all shares of Restricted Stock awarded to the Executive hereunder shall be automatically forfeited upon such termination of employment; or (ii) due to (a) death, (b) disability, or (c) retirement after the Executive has reached age 55 and has ten or more years of full-time service, the Executive shall be eligible to receive a pro-rata proportion of the shares of Restricted Stock issued to the Executive under the Award following such death, disability, or retirement after the Executive has reached age 55 and has ten or more years of full-time service, such pro-rata proportion to be measured by a fraction of which the numerator is the number of months of the Restriction Period during which the Executive's employment continued, and the denominator is the full number of months of the Restriction Period. For purposes of this Section 3, only employment for 15 days or more of a month shall be deemed employment for a full month. Following Executive's death, disability, or retirement after the Executive has reached age 55 and has ten or more years of full-time service, the Restriction Period shall expire for such number of shares that the Executive shall be eligible to receive as determined above and the remaining shares shall be automatically forfeited.

         4. Change of Control. Upon a "change of control" of the Corporation as defined in Section 11.1 of the Plan, the Restriction Period shall expire in full and the Award shall be vested immediately prior to the occurrence of the "change of control."

         5. Miscellaneous. These Terms and Conditions and the Agreement (a) shall be binding upon and inure to the benefit of any successor of the Corporation, (b) shall be governed by the laws of the State of Delaware and any applicable laws of the United States, and (c) except as permitted under Sections 3.2, 12 and 13.6 of the Plan, may not be amended without the written consent of both the Corporation and the Executive. No contract or right of employment shall be implied by these Terms and Conditions and the Agreement of which they form a part. If the Award is assumed or a new award is substituted therefor in any corporate reorganization (including, but not limited to, any transaction of the type referred to in Section 424(a) of the Internal Revenue Code of


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1986, as amended), employment by such assuming or substituting corporation or by a parent corporation or subsidiary thereof shall be considered for all purposes of the Award to be employment by the Corporation.

          6. Securities Law Requirements. The Corporation shall not be required to issue shares pursuant to the Award unless and until (a) such shares have been duly listed upon each stock exchange on which the Corporation's Stock is then registered; and (b) a registration statement under the Securities Act of 1933 with respect to such shares is then effective.

          7. Board Committee Administration. The Board Committee shall have authority, subject to the express provisions of the Plan as in effect from time to time, to construe these Terms and Conditions and the Agreement and the Plan, to establish, amend and rescind rules and regulations relating to the Plan, and to make all other determinations in the judgment of the Board Committee necessary or desirable for the administration of the Plan. The Board Committee may correct any defect or supply any omission or reconcile any inconsistency in these Terms and Conditions and the Agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect, and it shall be the sole and final judge of such expediency.

         8. Incorporation of Plan Provisions. These Terms and Conditions and the Agreement are made pursuant to the Plan, the provisions of which are hereby incorporated by reference. Capitalized terms not otherwise defined herein shall have the meanings set forth for such terms in the Plan. In the event of a conflict between the terms of these Terms and Conditions and the Agreement and the Plan, the terms of the Plan shall govern.





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